Exhibit 10.5
Form of Trademark Phase-Out License Agreement
TRADEMARK PHASE-OUT LICENSE AGREEMENT dated as of [●], 2023 (this “Agreement”), by and between JOHNSON & JOHNSON, a New Jersey corporation (“J&J”), and JOHNSON & JOHNSON CONSUMER INC. (“JJCI”). J&J and JJCI may be referred to herein individually as a “Party” and collectively as the “Parties”.
R E C I T A L S
WHEREAS, in connection with the Separation of Kenvue Inc., a Delaware corporation (“Kenvue”) and J&J, JJCI shall be an Affiliate of Kenvue following the Separation Date;
WHEREAS, in connection with the contemplated Separation of Kenvue and J&J, and as part of a plan with the execution of this Agreement, J&J and Kenvue are entering into a Separation Agreement (the “Separation Agreement”);
WHEREAS, in connection with the contemplated Separation of Kenvue and J&J, and as part of a plan with the execution of this Agreement, J&J and Kenvue are entering into an Intellectual Property Agreement (the “IP Agreement”) providing for, among others, the transfer of certain Intellectual Property to Kenvue and the granting of certain licenses between the Kenvue and J&J;
WHEREAS, J&J owns the Licensed J&J Marks (as defined below) and hold registrations thereof in various countries of the world for various products and services, and have the right to license the Licensed J&J Marks to JJCI in accordance with the terms, and subject to the conditions, set forth herein; and
WHEREAS, in connection with the transactions contemplated by the Separation Agreement, J&J desires to grant to JJCI a limited license to use the Licensed J&J Marks in accordance with the terms, and subject to the conditions, set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01. Definitions.
(a)    As used in this Agreement, the following terms have the following meanings:
“Affiliate” of any Person means a Person that controls, is controlled by or is under common control with such Person. As used herein, “control” of any entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise; provided, however, that for purposes of this Agreement (a) Kenvue and the other members of the Kenvue Group shall not be considered Affiliates of J&J or any of the other members of the J&J Group and (b) J&J and the other members of the J&J Group shall not be considered Affiliates of Kenvue or any of the other members of the Kenvue Group.
“Group” means either the J&J Group or the Kenvue Group, as the context requires.
“IP Agreement” has the meaning ascribed thereto in the recitals.
“ITU Applications” has the meaning ascribed thereto in the IP Agreement.
“J&J Group” means J&J and each of its subsidiaries, but excluding any member of the Kenvue Group.
“JOHNSON’s License Agreement” means the associated marks license agreement that J&J, Janssen Pharmaceutica NV (“JPNV”) and JJCI are entering into as part of a plan with the execution of this Agreement.
“Kenvue Business” has the meaning ascribed thereto in the Separation Agreement.
“Kenvue Group” means Kenvue Inc., a Delaware corporation, and each Person that will be a subsidiary of Kenvue Inc. including in each case any Person that is merged or consolidated with or into Kenvue Inc. or any subsidiary of Kenvue Inc.
“Licensed J&J Marks” means the Trademarks listed and referenced in Schedule A attached hereto.
“Local Separation Date” means the date hereof.
“OFAC” has the meaning set forth in Section 2.03.
“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability company, any other entity and any governmental authority.
“Sanctioned Country Trademarks” has the meaning set forth in Section 2.03.
“Separation” has the meaning ascribed thereto in the Separation Agreement.

“Separation Agreement” has the meaning ascribed thereto in the recitals.
“Separation Date” has the meaning ascribed thereto in the Separation Agreement.
“Term” has the meaning set forth in Section 4.01.
“Trademarks” means trademarks, service marks, trade names, logos, slogans, trade dress or other source identifiers, including any registration or any application for registration therefor, including, for clarity, ITU Applications, together with all goodwill associated therewith.
“Trademark Coexistence Agreement” means the trademark coexistence agreement that J&J, JPNV and JJCI are entering into as part of a plan with the execution of this Agreement.
(b)    Any capitalized terms used but not defined in this Agreement have the meaning given to them in the Separation Agreement.
ARTICLE II
LICENSE GRANT
SECTION 2.01. Grant. Subject to the terms and conditions of this Agreement, J&J hereby grants to JJCI a non-exclusive, non-sublicensable (except as set forth in Section 2.02), non-assignable (except as set forth in Section 6.01), royalty-free, fully paid up worldwide license, to use the Licensed J&J Marks as such Licensed J&J Marks were used as of the Local Separation Date in the Kenvue Business (including any proposed uses in progress at the Local Separation Date that cannot be suspended without significant cost) and for the time periods set forth in Article IV herein.
SECTION 2.02. Sublicensing. The license set forth in Section 2.01 herein shall be sublicensable by JJCI to JJCI’s Affiliates as well as to third parties engaged by JJCI to manufacture a product on behalf of JJCI or provide a service to JJCI that is reasonably necessary to support the Kenvue Business, but not for independent use by such third parties, and in each case subject to the following: (a) with respect to the sublicense to third parties, the right to sublicense does not include the right to further sublicense; and (b) with respect to all sublicenses, JJCI is responsible for the acts and omissions of each of its sublicensees. Any act or omission of a sublicensee that would be a violation of this Agreement if committed by JJCI will be deemed a violation of this Agreement by JJCI.
SECTION 2.03. Sanctioned Country Intellectual Property Rights.  Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge that any grant of any licensing rights from J&J to JJCI to any Trademarks from Cuba, Iran, North Korea, Syria, or Venezuela, (“Sanctioned Country Trademarks”) require and is subject to prior authorization from the U.S.

Treasury Department’s Office of Foreign Assets Control (“OFAC”). When and as the Parties agree, JJCI shall have the right to request that J&J use commercially reasonable efforts to submit a request to OFAC for authorization to grant a license to the relevant Sanctioned Country Trademarks, as appropriate.
ARTICLE III
OWNERSHIP AND USE OF LICENSED J&J MARKS
SECTION 3.01. Ownership. JJCI acknowledges the validity, and J&J’s exclusive ownership, of the Licensed J&J Marks and agrees that any and all goodwill, rights or interests in the Licensed J&J Marks that might be acquired by the use of the Licensed J&J Marks by JJCI shall inure to the sole benefit of J&J. If JJCI or any of its Affiliates obtains rights or interests in the Licensed J&J Marks, JJCI (on behalf of itself and its Affiliates) hereby transfers and shall execute upon written request by J&J any additional documents or instruments necessary or desirable to transfer, those rights or interests to J&J. JJCI acknowledges and agrees that, as between J&J and JJCI, JJCI has been extended only a mere permissive right to use the Licensed J&J Marks as provided in this Agreement, which right is not coupled with any ownership interest. Any rights not granted to JJCI in this Agreement are specifically reserved by and for J&J.
SECTION 3.02. Registration and Maintenance. At J&J’s cost and expense, J&J shall use commercially reasonable efforts to prosecute, maintain and renew, as applicable, the Licensed J&J Marks during the Term. J&J and its Affiliates will own all right, title and interest in and to any and all registrations and applications for registration of the Licensed J&J Marks, whether filed before or after the Local Separation Date. JJCI shall supply J&J with such information as J&J may reasonably request in writing in order for J&J to acquire, maintain and renew registrations of the Licensed J&J Marks, to record this Agreement, to enter JJCI as a registered or authorized user of the Licensed J&J Marks or for any purpose reasonably related to J&J’s maintenance and protection of the Licensed J&J Marks. JJCI shall fully cooperate with J&J’s reasonable written requests in the execution, filing, and prosecution of any registration of a Trademark relating to the Licensed J&J Marks that J&J may desire to obtain. For the foregoing purpose, JJCI shall supply to J&J such samples, labels, letterheads and other similar materials bearing the Licensed J&J Marks as may be reasonably required by J&J.
SECTION 3.03. Enforcement. JJCI shall give J&J commercially reasonable notice of any known infringements or other violations of the Licensed J&J Marks of which it becomes aware. JJCI shall render to J&J full and commercially reasonable cooperation for the enforcement and protection (including any action to prevent and enforce against counterfeiting and unlawful diversion) of the Licensed J&J Marks. J&J shall retain all rights to bring all actions and proceedings in connection with infringement or other violations of the Licensed J&J Marks in its sole discretion. If J&J decides to enforce the Licensed

J&J Marks, all costs incurred and all recoveries made shall be for the account of J&J. J&J shall also retain the right to decide how to manage, resolve, or settle any such enforcement action so long as any resolution or settlement does not adversely impact the rights granted to JJCI herein, in which case the proposed resolution or settlement shall require the prior written approval of JJCI, not to be unreasonably withheld. In the event that JJCI would be adversely impacted by a proposed resolution or settlement, consent shall be required from JJCI, not to be unreasonably withheld. If J&J decides not to take action to enforce or protect a Licensed J&J Mark and JJCI reasonably determines that enforcement is necessary to preserve the rights granted to it herein, JJCI shall have the right to pursue such action at its own cost and expense and retain any lost profits, damages and costs recovered. J&J shall render to JJCI full and commercially reasonable cooperation for the same, including executing and providing powers of attorney and other documents as reasonably requested in writing by JJCI, including, if required, to be named as a party to such an enforcement action (all at JJCI’s expense), provided that J&J shall have the right in any such action to meaningfully advise and consult with JJCI and JJCI shall not resolve or settle such action that would adversely impact the rights granted to J&J in this Agreement without J&J’s prior written approval, not to be unreasonably withheld.
SECTION 3.04. Restrictions on Use; No Registration. JJCI agrees not to, except as permitted in the JOHNSON’s License Agreement: (a) use or register in any jurisdiction any Trademarks confusingly similar to, or consisting in whole or in part of, any of the Licensed J&J Marks; or (b) register any of the Licensed J&J Marks in any jurisdiction, without in each case the express prior written consent of J&J. Whenever JJCI becomes aware of any reasonable likelihood of confusion or risk thereof between a Trademark used by JJCI and a Licensed J&J Mark, JJCI and shall take appropriate steps to promptly remedy or avoid such confusion or risk of confusion. Notwithstanding the foregoing, JJCI shall be allowed to file for registration and use the “JOHNSON’S” Trademark in those jurisdictions where JJCI is the owner of such trademark as of the Local Separation Date pursuant to the IP Agreement, becomes the owner subject to Section 7.14 of the JOHNSON’s License Agreement, or in any jurisdictions subsequently agreed to by the Parties, subject to the terms of the Trademark Coexistence Agreement.
SECTION 3.05. Quality Standards. JJCI acknowledges and agrees that all use of the Licensed J&J Marks by JJCI hereunder shall be in accordance in all respects with the provisions of this Agreement and shall conform to the same high standards of quality associated with the Licensed J&J Marks as observed immediately prior to the Local Separation Date. JJCI shall comply with all applicable Laws.

ARTICLE IV
TERM AND TERMINATION
SECTION 4.01. Term. The term of this Agreement shall commence on the Local Separation Date and continue for a period of ten (10) years following the Separation Date (the “Term”). Notwithstanding the foregoing, the Parties agree that the following uses of the Licensed J&J Marks shall be limited to the time periods for use of the same, as described in detail below:
(a)    Use of the Licensed J&J Marks on any internal and external product packaging and labels (including images of such product packaging and labels in other materials) shall terminate within five (5) years from the Separation Date. If at such termination date JJCI continues to make such uses of the Licensed J&J Marks despite commercially reasonable efforts to terminate use (as certified in writing to J&J), this period shall be extended by an additional three (3) years.
(b)    Use of the Licensed J&J Marks in the corporate name of any JJCI legal entity (other than use on labels or other packaging and related product materials in use as of the Local Separation Date) shall terminate within one (1) year from the Separation Date, or, where the name change for such legal entities occurs after the Separation Date, within one (1) year of such change of name, but, in any event not to exceed five (5) years from the Separation Date.
(c)    Use of the Licensed J&J Marks in any stationery, administrative, employment, communications (internal and external) and similar materials shall terminate within one (1) year from the Separation Date. Notwithstanding the foregoing, if the use of the Licensed J&J Marks in such materials is incorporated in a legal entity name, then the termination date for such use shall be within one (1) year of the change of such legal entity name but not to exceed five (5) years from the Separation Date.
(d)    Use of the Licensed J&J Marks in any website (intranet or extranet) content (other than images of product packaging and labels as permitted under Section 4.01(a)), social media content (except historical posts), and other digital content uses shall terminate within one (1) year from the Separation Date. Notwithstanding the foregoing, if the use of the Licensed J&J Marks in such materials is incorporated in a legal entity name, then the termination date for such use shall be within one (1) year of the change of such legal entity name but not to exceed five (5) years from the Separation Date.
(e)    Active JJCI websites with domain names containing Licensed J&J Marks shall be reassigned to a new domain which does not contain any Licensed J&J Marks (i) within one (1) year after the Separation Date, or (ii) for domain names that correspond to a legal entity name, within one (1) year after the change of the associated legal entity name, but in no event longer than five (5) years.

After transitioning, JJCI shall be permitted to maintain such domain names solely to redirect to the corresponding JJCI domain name, but it shall terminate all such use within five (5) years after the Separation Date. If at such termination date JJCI continues to make such uses of the Licensed J&J Marks in domain names on labeling, despite commercially reasonable efforts to terminate use (as certified in writing to J&J), this period for continued use solely for redirecting to the JJCI domain name shall be extended by an additional three (3) years.
(f)    Use of the Licensed J&J Marks in interior and exterior facilities signage, manufacturing and supply chain machinery, and vehicles shall terminate within two (2) years from the Separation Date. Notwithstanding the foregoing, if the use of the Licensed J&J Marks in such materials is incorporated in a legal entity name, then the termination date for such use shall be within two (2) years of the change of such legal entity name but not to exceed five (5) years from the Separation Date.
(g)    Use of the Licensed J&J Marks in bottle or product molds and as embossed or debossed on tablets shall terminate in the next replacement cycle for such items, in the ordinary course of business, but at least within eight (8) years from the Separation Date. If at the time of such termination JJCI continues to make such uses of the Licensed J&J Marks despite commercially reasonable efforts to terminate use (as certified in writing to J&J), this period shall be extended by an additional two (2) years
SECTION 4.02. Effect of Termination or Expiration. Upon any expiration or termination of this Agreement, JJCI shall cease and completely discontinue all use of the Licensed J&J Marks and all licenses granted to JJCI herein shall immediately terminate. Notwithstanding the foregoing, JJCI shall have the right at all times after the Local Separation Date to use the Licensed J&J Marks (a) to describe in all aspects and in any and all media the history of the Kenvue Business solely for historical, archival or factual purposes, in a manner that is not misleading and, does not suggest endorsement, sponsorship or approval by J&J, or (b) as required by applicable Law.
ARTICLE V
WARRANTIES AND COMPLIANCE
SECTION 5.01. Disclaimer of Warranties. Except as expressly set forth herein, the Parties acknowledge and agree that: (a) the Licensed J&J Marks are provided as-is, where-is and with all faults; (b) each Party assumes all risks and liabilities arising from or relating to its use of and reliance upon the Licensed J&J Marks; and (c) neither Party makes any representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IN THE SEPARATION AGREEMENT OR THE IP AGREEMENT, EACH PARTY AND ITS RESPECTIVE GROUP HEREBY

EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE LICENSED J&J MARKS, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO NON-INFRINGEMENT, MISAPPROPRIATION, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
SECTION 5.02. Compliance with Laws and Regulations. Each Party and its respective Group shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement.
SECTION 5.03. No Obligation to Prosecute or Maintain Registrations. Except as expressly set forth in this Agreement, no Party or any member of its Group shall have any obligation to seek, perfect or maintain any protection for any of its Trademarks. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, no Party or any member of its Group shall have any obligation hereunder to file or prosecute any application for registration or to maintain any registration of Trademarks.
SECTION 5.04. Group Members. Each Party shall cause the members of its Group to comply with all applicable provisions of this Agreement.
ARTICLE VI
ASSIGNMENT
SECTION 6.01. Assignment or Transfer. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, either Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party (i) to any of its Affiliates; (ii) in connection with a merger, consolidation, or sale of the business relating to the Licensed J&J Marks; or (iii) in connection with a sale of a portion of the Kenvue Business licensed to use the Licensed J&J Marks per the terms of this Agreement. In the event that JJCI assigns its rights and obligations to a third-party pursuant to (iii) above, it shall nevertheless remain fully responsible and liable to J&J for the compliance with the terms and conditions herein by such third-party unless J&J agrees in writing that such obligations can be assigned to the party acquiring the business.
ARTICLE VII
MISCELLANEOUS
SECTION 7.01. Counterparts; Entire Agreement; Corporate Power. (a) This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by facsimile or PDF signature and a facsimile or PDF signature shall constitute an original for all purposes.
(b)    This Agreement and Schedules hereto, together with the Separation Agreement, IP Agreement, the Trademark Coexistence Agreement and the JOHNSON’S License Agreement, contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein.
(c)    J&J represents on behalf of itself and each other member of the J&J Group, and JJCI represents on behalf of itself and each other member of the Kenvue Group, as follows:
(i)    each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and
(ii)     this Agreement has been duly executed and delivered by it and constitutes, or will constitute, a valid and binding agreement of it enforceable in accordance with the terms thereof.
SECTION 7.02. Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall use reasonable best efforts, on and after the Local Separation Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and agreements to consummate and make effective the transactions contemplated by this Agreement.
SECTION 7.03. Governing Law; Dispute Resolution; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.
(b)    Unless otherwise set forth in this Agreement, in the event of any dispute arising under this Agreement between the Parties (a “Dispute”), either Party may refer such Dispute to the respective senior officers of such Parties by delivering written notice of such Dispute to the other Party (a “Negotiation Notice”). Upon delivery of a Negotiation Notice, each Party shall attempt in good faith to resolve such Dispute by negotiation among their respective senior officers who hold, at a minimum, the title of Executive Vice President and who have authority to settle such Dispute.

(c)    If the Parties are unable to resolve any Dispute within 30 calendar days of the delivery of a Negotiation Notice, then either Party shall have the right to initiate non-binding mediation by delivering written notice to the other Party (a “Mediation Notice”). Upon delivery of a Mediation Notice, the applicable Dispute shall be promptly submitted for non-binding mediation conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association (the “Mediation Rules”), and the Parties shall participate in such mediation in good faith for a period of 30 calendar days or such longer period as the Parties may mutually agree in writing (the “Mediation Period”). In connection with such mediation, the Parties shall cooperate with each other and the American Arbitration Association in selecting a neutral mediator with relevant industry experience and in scheduling the mediation proceedings; provided that, if the Parties are unable to agree on a neutral mediator within 10 calendar days of the delivery of a Mediation Notice, the Parties shall cause the American Arbitration Association to select and appoint a neutral mediator on the Parties’ behalf in accordance with the Mediation Rules. The Parties agree to bear equally the costs of any mediation, including any fees or expenses of the applicable mediator; provided that each Party shall bear its own costs in connection with participating in such mediation.
(d)    If the Parties are unable to resolve any Dispute via negotiation or mediation in accordance with Section 7.03(b) and Section 7.03(c), then, following the Mediation Period, either Party may commence litigation in a court of competent jurisdiction pursuant to Section 7.03(e). For the avoidance of doubt, except as set forth in Section 7.03(f), neither Party may commence litigation with respect to a Dispute until and unless the Parties first fail to resolve such Dispute via negotiation and mediation in accordance with Section 7.03(b) and Section 7.03(c).
(e)    Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware finds it lacks subject matter jurisdiction, the federal court of the United States sitting in Delaware or, if (and only if) the federal court of the United States sitting in Delaware finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware, and appellate courts thereof, over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Subsidiaries, Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby.
(f)    Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction, at any time, in order to prevent immediate and irreparable injury, loss or damage on a provisional basis, pending the resolution of any dispute hereunder, including under Section 7.03(b) or (c) hereof.
SECTION 7.04. Third-Party Beneficiaries. Except as otherwise expressly set forth herein, (a) the provisions of this Agreement are solely for the benefit of the Parties hereto and are not intended to confer upon any Person except the Parties hereto any rights or remedies hereunder and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.
SECTION 7.05. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given (a) when delivered in person, (b) when transmitted (except if not a Business Day, then the next Business Day) via email to the email address set out below (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), (c) on the date received, if sent by a nationally recognized delivery or courier service or (d) upon the earlier of confirmed receipt or the fifth Business Day following the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to J&J, to:
Johnson & Johnson
Law Department
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Attention:  Chief Trademark Counsel
Email:  ****
If to JJCI, to:
Johnson & Johnson Consumer Inc.
Attn: Chief IP Counsel
CC: General Counsel
199 Grandview Road
Skillman, NJ 08558
Email:  ****
cc:   ****

Either Party may, by notice to the other Party, change the address to which such notices are to be given.
SECTION 7.06. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.
SECTION 7.07. Expenses. Except as expressly set forth in this Agreement, all third-party fees, costs and expenses paid or incurred in connection with the provisions of this Agreement will be paid by the Party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated, or as otherwise agreed by the Parties.
SECTION 7.08. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
SECTION 7.09. Waivers of Default. No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.
SECTION 7.10. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at Law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.
SECTION 7.11. Amendments; Waivers. No provisions of this Agreement shall be deemed amended, supplemented or modified by any Party, unless such amendment, supplement or modification is in writing and signed by the authorized representative of each Party, and no waiver of any provisions of this Agreement shall be effective unless in writing and signed by the authorized representative of the Party sought to be bound by such waiver.
SECTION 7.12. Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof,” “herein” and “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the schedules hereto) and not to any particular provision of this Agreement. Article, Section or Schedule references are to the articles, sections and schedules of or to this Agreement unless otherwise specified. Any capitalized terms used in any Schedule to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. Any definition of or reference to any agreement, instrument or other document herein (including any reference herein to this Agreement) shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications as set forth herein). The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive. The words “will” and “shall” shall be interpreted to have the same meaning.
SECTION 7.13. Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Trademark Phase-Out License Agreement to be executed by their duly authorized representatives.

JOHNSON & JOHNSON,

By:

Name:
Title:

JOHNSON & JOHNSON CONSUMER INC.,

By:

Name:
Title:
[Signature page to Trademark Phase-Out License Agreement]